Exhibit 15.1

August 6, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:

Burlington Northern Santa Fe Corporation

Registration Statements on Form S-3

(No. 333-99643)

(No. 333-59894)

Registration Statements on Form S-8

(No. 33-62825)

(No. 33-62827)

(No. 33-62829)

(No. 33-62831)

(No. 33-62833)

(No. 33-62835)

(No. 33-62837)

(No. 33-62839)

(No. 33-62841)

(No. 33-62943)

(No. 33-63247)

(No. 33-63249)

(No. 33-63253)

(No. 333-03275)

(No. 333-03277)

(No. 333-19241)

(No. 333-77615)

(No. 333-59854)

Commissioners:

We are aware that our report dated August 5, 2003 on our review of the consolidated interim financial information of Burlington Northern Santa Fe Corporation and its subsidiaries (the “Company”) as of and for the period ended June 30, 2003 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Registration Statements referred to above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP